CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Hertz Technology Group, Inc., we hereby consent to the use of our report dated November 2, 1998 (and to all references to our Firm) included in or made a part of Hertz Technology Group, Inc. registration statement on Form S-3.

                                                  /s/ Arthur Andersen, L.L.P.

New York, New York
August 22, 2000